Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Registration Statement of Tower Bancorp, Inc. on Form S-4, of our report dated January 18, 2005 appearing in the Annual Financial Statements of Tower Bancorp, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Smith Elliott Kearns & Company, LLC SMITH ELLIOTT KEARNS & COMPANY, LLC
Chambersburg, Pennsylvania December 14, 2005